Exhibit 10.14

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

AMENDMENT

This instrument (Second Amendment) is effective October 1, 2010 (Second Amendment Effective Date) by and between American Express Travel Related Services Company, Inc., a New York corporation (Amex, AXP), and Rewards Network Services LLC (f/k/a Rewards Network Services Inc.), a Delaware limited liability company (RN).

A.	The parties entered into an agreement dated September 19, 2005 (the Original Agreement), as amended by an instrument dated March 13, 2006 (First Amendment), (collectively the Agreement) permitting, among other things, their respective facilities to be linked and further to set out the rights and obligations triggered by the provision by Amex to RN of a Shadow File.

B.	The parties wish to amend the Agreement.

The parties agree as follows:

1.	DEFINITIONS

Except as otherwise set out below, the terms of the Agreement are incorporated herein as if fully set forth below. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

2.	MARKETING

A.	RN and Amex desire for Amex to market RN’s proprietary loyalty rewards program, iDine®, to Cardmembers with a goal of causing at least the number of Cardmember Enrollments (as defined below) per month set forth in Exhibit B-1. A “Cardmember Enrollment” is where a Cardmember creates a new iDine account and enrolls an AXP card in iDine and the Cardmember was driven to the iDine website from an AXP Marketing Channel as defined in Exhibit B-1.

B.	Within thirty (30) days following the date of this Second Amendment, Amex shall develop a marketing plan designed to achieve the Cardmember Enrollment goals described in Exhibit B-1 and shall present the marketing plan to RN for review and approval (such approval not to be unreasonably withheld).

C.	Amex and RN shall meet at least once per calendar quarter to assess the effectiveness of the marketing plan. Within 30 days of the first anniversary of the Second Amendment Effective Date, Amex and RN shall meet to review the status and results of the marketing plan and shall discuss and agree upon additional marketing plans, Cardmember Enrollment goals and potential changes to the pricing structure set forth on Exhibit B-1.

D.	If the targeted Cardmember Enrollment goals described in Exhibit B-1 are not achieved for any month during the first year following the Second Amendment Effective Date, or the agreed-upon Cardmember Enrollment goals under subsection I.B. are not achieved in any month thereafter, ***.

3.	FEES

A.	Exhibit B to the Original Agreement (Fees) shall be superseded in its entirety by a new Exhibit B-1, attached hereto, effective as of the Second Amendment Effective Date.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

4.	NOTICE

A.	The addresses at which Amex may receive notice shall be removed and replaced with the following addresses:

Edwin (Tate) A. Mill

Senior Manager, Global Network Marketing

200 Vesey Street, WFC 3, 32nd Floor

Mail Drop: 01-32-07

New York, NY 10285

With a copy to:

American Express Travel Related Services Company, Inc.

General Counsel’s Office

200 Vesey Street, WFC 3, 32nd Floor

New York, NY 10285

Attn: Vice President, Global Network Marketing

B.	The Agreement is hereby amended to permit the parties to send operational notices via electronic mail (e-mail). Such notices may be sent to the parties at the following respective e-mail addresses:

To Amex:

To RN:

C.	For the avoidance of doubt, written approval for use of a trademark of the other party, as set out in the Agreement, may be communicated via e-mail.

5.	INFORMATION PROTECTION

A.	Schedule C to the First Amendment (IPCR) is hereby superseded in its entirety by a new Schedule C-1, attached hereto.

B.	Article 2 of the Original Agreement is removed in its entirety and replaced with the following:

“2.a. RN must comply with the U.S. service provider version of the American Express Data Security Operating Policy (“DSOP”), as such DSOP may be modified by Amex from time to time in its sole discretion, and RN acknowledges its responsibilities under Sections 1-4 as set out in such DSOP. The current version of the DSOP, as of the Second Amendment Effective Date, is attached as Exhibit C-1, and is also available at: https://www209.americanexpress.com/merchant/singlevoice/pdfs/en_US/DSOP_Service_Provider_US.pdf

b. RN’s data security procedures for the Card shall be no less protective than for any other payment product it processes. RN is liable for Covered Parties’ (as defined in the DSOP) compliance with this Agreement. RN’s responsibility and liability for Data Incidents, as set out in this Agreement, shall be limited to events involving the system of RN and/or a Covered Party. In the event of a conflict between the DSOP and the remainder of the terms of this Agreement, the remainder of the terms of this Agreement shall govern.

c. RN must immediately notify Amex if it knows or reasonably suspects that a Data Incident has occurred. Additional obligations of RN are contained in the DSOP.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

d. Without affecting any of Amex’s other rights or remedies, RN shall indemnify Amex in the event of a Data Incident, subject to the DSOP. References to “data incident” in the DSOP shall be equivalent to “Data Incident”, meaning access to or use of Cardmember Information without authorization, or use of Cardmember Information other than in accordance with this Agreement.”

C.	Exhibit C to the Original Agreement (Data Security Operating Policy) is hereby removed in its entirety and replaced with a new Exhibit C-1, attached hereto.

6.	INSURANCE

Schedule B to the First Amendment (Insurance) is hereby removed in its entirety and replaced with a new Schedule B-1, attached hereto.

7.	The following new section 2.c. shall be added to the First Amendment after section 2.b.:

“***.”

8.	A new section 14.o is added to the Agreement as follows:

“o. No Third-Party Beneficiaries. This Agreement does not and is not intended to confer any rights or benefits on any person that is not a party hereto and none of the provisions of this Agreement will be enforceable by any person other than the parties hereto, their successor, and permitted assigns.”

9.	Except as otherwise set out herein, all terms and conditions of the Agreement remain in full force and effect.

The parties have each caused their duly authorized representatives to execute and deliver this Second Amendment effective as of the Second Amendment Effective Date.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		REWARDS NETWORK SERVICES LLC

By	/s/ Edwin A. Mill	By	/s/ Ronald L. Blake

Name	Edwin A. Mill	Name	Ronald L. Blake

Title	Sr. Manager	Title	President and CEO